OPTION AGREEMENT

THIS AGREEMENT is made this 26th day of November 2007

AMONGST:

SAMUEL KAM, Businessman, having an address at Suite E – 1923, Harbourfront Horizon, 8 Hung Luen Road, Hung Hom Bay, Kowloon, Hong Kong and BIOTONUS CLINIQUE BON PORT (HONG KONG) LIMITED, a company duly incorporated under the laws of Hong Kong and having its registered office at 22nd Floor, China Online Centre, 333 Lockhart Road, Wanchai, Hong Kong

(hereinafter collectively called the “Vendors”)

OF THE FIRST PART

AND:

POWER TELECOM LIMITED, a company duly incorporated under the laws of Hong Kong and having its registered office at 22nd Floor, China Online Centre, 333 Lockhart Road, Wanchai, Hong Kong

(hereinafter called “Power”)

OF THE SECOND PART

AND:

IAS ENERGY, INC., a corporation duly incorporated under the laws of the State of Oregon, having an office at Suite #240 – 11780 Hammersmith Way, Richmond, British Columbia, V7A 5E9, Canada

(hereinafter called “IAS”)

OF THE THIRD PART

WHEREAS:

A.

The Vendors own 100% of the issued and outstanding shares of Power and no other person, firm or corporation has an interest in the ownership of Power nor a right capable of becoming an interest in the ownership of Power;

B.

Power operates and owns 100% of the legal and beneficial interest in the website, www.video1314.com (“Video 1314”) and no other person, firm or corporation has an interest in the ownership of Video 1314 nor a right capable of becoming an interest in the ownership of Video 1314;

C.	IAS has made a capital contribution to Power in the amount of $50,000 on the 23rd day of October, 2007, pursuant to the Letter of Intent signed in connection with this Agreement;

D.

The Vendors and Power have provided certain information, including Pro Forma Financial Statements for Video 1314 for the period March 2007 to December 2010 and the Business Plan for Video 1314 dated the 14th day of November 2007; and

E.	The Vendors wish to grant to IAS a series of irrevocable exclusive options to purchase up to 100% of the shares of Power, on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between the parties as follows:

1.	In this Agreement:
	a.	“Biotonus” means Biotonus Clinique Bon Port (Hong Kong) Limited;
	b.	“Kam” means Samuel Kam;

c.	“Regulation S Legend” means wording placed on a stock certificate in the capital of IAS, issued pursuant to this Agreement, as follows:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “US PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.	The Vendors hereby grant to IAS the following series of irrevocable exclusive options to purchase up to 100% of the issued and outstanding shares of Power, as follows:

a.

An option to purchase 20% of the issued and outstanding shares of Power, (such 20% comprising one share held by Kam and 1,999 shares held by Biotonus), exercisable no later than 30 days after the execution of this Agreement. The consideration for this purchase shall be the issuance of 10 million restricted common shares of IAS stock to the Vendors (5,000 shares to Kam and 9,995,000 shares to Biotonus). Concurrently with the issue of these shares, IAS shall pay US$50,000 to Power and, as a finder’s fee, issue to Ramon Mabanta 1 million restricted common shares of IAS stock;

b.

An additional option to purchase a further 20% of the issued and outstanding shares of Power (such 20% comprising 2,000 shares held by Biotonus), exercisable within 60 days of the shares being issued pursuant to paragraph (a). The consideration for this purchase shall be the issuance of 10 million restricted common shares of IAS stock to Biotonus. Concurrently with the issue of these shares, IAS shall pay US$100,000 to Power and, as a finder’s fee, issue to Ramon Mabanta 1 million restricted common shares of IAS stock;

c.

An additional option to purchase a further 20% of the issued and outstanding shares of Power (such 20% comprising 2,000 shares held by Biotonus), exercisable within 150 days of the shares being issued pursuant to paragraph (a). The consideration for this purchase shall be the issuance of 10 million restricted common shares of IAS stock to Biotonus. Concurrently with the issue of these shares, IAS shall pay US$150,000 to Power and, as a finder’s fee, issue to Ramon Mabanta 1 million restricted common shares of IAS stock;

d.

An additional option to purchase a further 20% of the issued and outstanding shares of Power (such 20% comprising 2,000 shares held by Biotonus), exercisable within 240 days of the shares being issued pursuant to paragraph (a). The consideration for this purchase shall be the issuance of 10 million restricted common shares of IAS stock to Biotonus. Concurrently with the issue of these shares, IAS shall pay US$150,000 to Power and, as a finder’s fee, issue to Ramon Mabanta 1 million restricted common shares of IAS stock; and

e.

An additional option to purchase a further 20% of the issued and outstanding shares of Power (such 20% comprising 2,000 shares held by Biotonus), exercisable within 335 days of the shares being issued pursuant to paragraph (a). The consideration for this purchase shall be the issuance of 10 million restricted common shares of IAS stock to Biotonus. Concurrently with the issue of these shares, IAS shall pay US$150,000 to Power and, as a finder’s fee, issue to Ramon Mabanta 1 million restricted common shares of IAS stock.

3.

All shares issued hereunder shall be restricted stock and the issuance of the stock shall comply with all applicable securities laws and regulations. Pursuant to the securities laws of the United States, all share certificates issued hereunder shall contain on their face the Regulation S legend. All shares issued hereunder shall be Class A voting common stock, no par value.

4.	All shares issued hereunder to Ramon Mabanta shall be subject to a Lock Up Agreement, a copy of which is attached hereto as Schedule “ A”.

5.	All payments made hereunder by IAS to Power shall be capital contributions to Power by IAS. They shall be used as set forth on the Use of Proceeds attached hereto as Schedule “B”.

6.

Pursuant to this Agreement, IAS is receiving a series of options only to purchase the shares of Power and is under no obligation to exercise the options in whole or in part. IAS may elect to exercise only one or some of the series of options granted hereunder. If IAS elects only to exercise one or some of the series of options granted hereunder, it will retain the percentage of Power that it has already purchased.

7.	Each time that IAS elects to exercise one of the options granted in clause 2, hereof, it shall set a closing date within the time limited for the exercise of the option being exercised and shall so advise the Vendors in writing. The closing shall take place at the offices of Sit, Fung, Kwong & Shum; Suite 4428, Cosco Tower, Grand Millennium Plaza, 183 Queen’s Road, Central Hong Kong. At the closing, IAS shall deliver to the Vendors certificates representing the shares being issued for the exercise of the option being exercised and funds required to be delivered to Power at the time of the exercise of that option. At the closing, the Vendors shall deliver to IAS, share certificates representing 20% of the issued capital of Power registered in the name of IAS, together with a certificate signed by each of the Vendors confirming that the representations and warranties of the Vendors are true as at the date of closing of the relevant option.

8.

Kam has been appointed as Vice President of Internet Development for IAS and, as consideration therefor, it is agreed that Kam shall be granted an employee stock option to purchase up to 850,000 shares in the capital of IAS. The Option shall be for a 5 year period, commencing on the day that the shares are issued to the Vendors pursuant to clause 2(a) hereof. The options shall vest for exercise initially as to 12.5%, and every 90 days thereafter, an additional 12.5% shall vest for exercise. The exercise price of the option shall be $ 0.33 per share.

9.	The salary of Kam payable by Power and IAS shall not exceed the amount set forth for him as the CEO/COO in the pro Forma Financial Statements attached hereto as schedule “C”.

10.	Kam covenants that

a.

any and all additional and future technology created by him and his associates in relation to Web 2.0 will be owned by Power, if such technology is accepted by the unanimous consent of the directors of IAS; and

b.	for the period commencing upon exercise of the option granted in clause 2(a) hereof and ending on until 31

December 2013, Kam shall not, directly or indirectly, engage in a business which competes with Video 1314 or the business of Power

11.	The Vendors and Power, jointly and severally, represent and warrant to IAS as follows:

a.	Each of the Vendors and Power are residents of Hong Kong;
b.	Power has been duly incorporated and validly exists as a company in good standing under the laws of Hong Kong;
c.	Biotonus has been duly incorporated and validly exists as a company in good standing under the laws of Hong Kong;
d.	There are 10,000 common shares of Power currently issued and outstanding and no further common shares will be issued;
e.	Kam owns one common share of Power and Biotonus owns 9,999 common shares of Power.
f.

Each of the Vendors is the beneficial and legal owner of their shares in Power, free and clear of any liens and encumbrances or claims by third parties, neither of them have previously assigned or dealt with their shares in any manner contrary to the intent of this Agreement, and they each have the full power and authority to enter into this Agreement and to carry out the intended transactions;

g.

Power is the sole legal and beneficial owner of Video 1314, free and clear of any liens and encumbrances or claims by third parties, and Power has not previously assigned or dealt with Video 1314 in any manner contrary to the intent of this Agreement and it has the full power and authority to enter into this Agreement and to carry out the intended transactions;
h.	The domain name, video1314.com, has been duly registered in the name of Power and is in good standing until 10 January 2008;
i.

Power has obtained adequate protection of its intellectual property rights in connection with Video 1314, including the registration of other websites with confusingly similar names and registration of relevant trademarks in the appropriate jurisdictions, and these protections are set forth in Schedule “D” hereto;

j.	There is no pending or threatened litigation affecting Power or Video 1314;
k.	There are no copyright issues affecting or threatened to affect Power or Video 1314;
l.	Power currently has debt totaling approximately HK$1.7 million and will have no other debt at the time of exercise of the option referred to in clause 2(a) hereof;
m.

There will be no material change in the financial position or condition of Power or of Video 1314 between the 12th day of November 2007 and the day which falls 335 days after the issue of the shares being issued pursuant to paragraph 2(a) which may have an adverse material effect on the affairs of Power or Video 1314, including the value of Video 1314;

n.	The business of Power is carried on in compliance with all applicable laws, rules and regulations.

12.	IAS represents and warrants to the Vendors as follows:
	a.	IAS has been duly incorporated and validly exists as a company in good standing under the laws of the State of Oregon;
	b.	The authorized capital of IAS consists of 250,000,000 shares, consisting of 100,000,000 shares of Class A voting common stock, no par value, 100,000,000 shares of class B non-voting common stock, no par value, and 50,000,000 shares of preferred stock, no par value;
c.	The issued capital of IAS consists of 36,303,789 shares of Class A voting common stock, no par value;
d.	There are outstanding options and warrants issued by IAS as follows: Options outstanding: 2,212,500 Warrants outstanding: 350,000

13.

On signing this Agreement, IAS and its duly authorized agents will be given full and complete access to all corporate, shareholder, financial and business records and data of Power and shall be entitled to conduct such due diligence on the affairs of Power that it deems necessary.

14.

Upon IAS exercising the option granted pursuant to clause 2 (a) hereof, the Vendors and Power agree that Power shall not issue any further shares in the capital of Power and nor shall it issue any rights or options capable of becoming shares in the capital of Power.

15.

From the date hereof until the earlier of the date that IAS has fully exercised the options hereunder and December 31, 2013, the Vendors covenant to vote their shares of IAS in favour of the composition of the Board of Directors of IAS as John Robertson, the current President of IAS, shall so direct in writing.

16.	Upon IAS fully exercising the options hereunder, the following agreements shall stay in place, without variation, until December 31, 2013:

a.

The Board of Directors of IAS shall consist of five persons, three to be nominated by the Vendors and two to be nominated by John Robertson, the current President of IAS, and the Vendors agree to vote their shares to elect those persons so nominated;

b.	IAS shall not file a Registration Statement to register any of its shares, except with the unanimous consent of the directors of IAS; and
c.	This Agreement may not be amended without the unanimous consent of the directors of IAS.

17.	This Agreement is subject to approval by the Board of Directors of IAS and, if required by law or regulation, by the shareholders of IAS and by any regulatory authorities, having jurisdiction.

18.	The parties hereto agree to execute additional documents as necessary to fulfill the true intent and meaning of this Agreement.

19.

The waiver by any party hereto of a breach or default of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach or future compliance with all the terms of this Agreement, including the provision waived, and all provisions shall remain in full force and effect as to future performance.

20.

Except as otherwise provided herein, all notices required or permitted by this Agreement to be served on any party to this Agreement shall be either served personally or may be served by mail, facsimile or e-mail. If to the Vendors or Power: By email to: samkam@powernetix.com With a copy by fax to: 852 2845-0959 If to IAS: By email to: jr@ihiway.com With a copy by fax to: 1-604-278-3409

21.

This Agreement contains the entire understanding and agreement of the parties and there have been no promises, representations, agreements, warranties or undertakings by any of the parties, either oral or written, of any character or nature binding except as stated in this Agreement.

22.	Subject to clause 16(c) hereof, this Agreement may be altered, amended or modified only by an instrument in writing, executed by the parties to this Agreement and by no other means. Each party waives their right to claim, contest or assert that this Agreement was modified, canceled, superseded or changed by any oral agreement, course of conduct, waiver or estoppel.

23.

Except as expressly provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

24.

All terms used in this Agreement, regardless of the number or gender used, shall include any other number or gender as the context of this Agreement may require as if such terms had been fully and properly written in such number or gender.

25.

This Agreement is to be governed by and construed in accordance with the laws of the Province of British Columbia, Canada applicable to contracts made and to be performed wholly within such Province and without regard to the conflicts of laws principles thereof. Any suit brought hereon and any and all legal proceeding to enforce this Agreement, whether in contract, tort, equity or otherwise, shall be brought in the Supreme Court of British Columbia: the parties hereto shall waive any claim or defense that such forum is not convenient or proper.

26.

In the event that there is a default under this Agreement and it becomes necessary for either party hereto to employ the services of an attorney, with or without litigation, the losing party to the controversy agrees to pay to the successful party a reasonable attorney’s fee and, in addition, such reasonable costs and expenses as are incurred.

27.	This Agreement has been reviewed by legal counsel representing the respective parties and, therefore, shall not be construed in favor of or against any party thereto based on the sole or primary authorship of this Agreement being the work of one party hereto.

28.	This Agreement shall be binding on and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

29.	The Parties agree to accept multiple signature pages and fax signatures as though original.

30.	By executing this Agreement, each individual signing below represents that it has the authority of its company to bind the company to the terms hereof.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and effective when signed by all parties.

Witness to the signature of

Samuel Kam	/s/ Samuel Kam

/s/ Chan Tan Ton	Samuel Kam

Name: Chan Tan Ton

BIOTONUS CLINIQUE BON PORT (HONG KONG) LIMITED

By:   /s/ Marina Lai Ma
         Mrs. Marina Lai Ma, Director

By:   /s/  Samuel Kam
         Samuel Kam, Director

Date: November 26, 2007

POWER TELECOM LIMITED

By:   /s/  Samuel Kam
         Samuel Kam, Director

Date: November 26, 2007

IAS ENERGY, INC.

By:   /s/ John Robertson
         John Robertson, President

Date: November 26, 2007

List of Schedules

A.	Lock Up Agreement with Ramon Mabanta

B.	Use of Proceeds

C.	Pro Forma Financial Statements of Power Telecom Limited

D.	Intellectual Property Rights of Power Telecom Limited, including Website Registrations, Trademark Registrations and Other Rights